EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 4, 1996, by and between MAIN STREET AND MAIN INCORPORATED, a Delaware corporation ("Employer"), and GERARD T. BISCEGLIA ("Employee").

         WHEREAS, Employer desires to employ Employee as its Executive Vice President and Chief Operating Officer; and

         WHEREAS, Employee requires, as a condition to accepting such employment, the opportunity to acquire a meaningful interest in Employer's common stock (the "Common Stock") and the added incentive to advance the interests of Employer by possessing an option to purchase additional shares of Common Stock; and

         WHEREAS, in order to encourage Employee to accept employment with Employer, Employer desires to sell shares of its Common Stock to Employee and to issue to Employee options to acquire additional shares of its Common Stock; and

         WHEREAS, Employer desires to employ Employee and Employee desires to accept such employment, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Employment; Duties. Employer hereby employs Employee, and Employee hereby accepts such employment, as Executive Vice President and Chief Operating Officer of Employer and in such other executive capacities and for such other executive duties and services as shall from time to time be mutually agreed upon by Employer and Employee.

         2. Full Time Occupation. Employee shall devote such of Employee's business time, attention, and efforts to the performance of Employee's duties under this Agreement as shall be reasonably necessary for the performance of such duties, shall serve Employer faithfully and diligently, and shall not engage in any other employment while employed by Employer.

         3. Compensation and Other Benefits.

                  (a) Salary. Employer shall pay to Employee, as compensation for the services rendered by Employee during Employee's employment under this Agreement, a salary at a rate of $175,000.00 per annum, to be paid in equal bi-weekly installments or in such other periodic installments upon which Employer and Employee shall mutually agree.

                  (b) Bonus. Employee shall be eligible to receive an annual bonus in an amount to be determined in accordance with a salary and bonus plan to be approved by Employer's Board of Directors.

                  (c) Stock Option Grants.

                           (i) As an essential  element of Employee's  agreement
to enter into this Agreement, Employer shall grant to Employee, as of the date of this Agreement, an option to purchase an aggregate of 266,666 shares of Employer's Common Stock at $1.875 per share, exercisable at any time or from time to time within 60 days of the commencement of Employee's employment. As a condition to the grant of the options pursuant to this Section 3(c)(i), Employee will execute and deliver to Employer a stock option agreement in the form attached as Exhibit A hereto.
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                           (ii) As an essential element of Employee's  agreement
to enter into this Agreement, Employer also shall grant to Employee, as of the date of this Agreement, options to purchase an aggregate of 200,000 shares of Employer's Common Stock (the "Vesting Options"). The Vesting Options shall have the following exercise prices and shall vest and become exercisable in the following amounts on the following dates:

                                                           Per Share
             Vesting                 Number of             Exercise
              Date                Vesting Options           Price
          -------------           ---------------          --------

         November 4, 1996             50,000                $2.00
         December 31, 1997            50,000                $3.00
         December 31, 1998            50,000                $4.00
         December 31, 1999            50,000                $5.00

The Vesting Options will vest and become exercisable on the foregoing dates only if Employee's employment with Employer has not terminated prior to such dates. Any Vesting Options granted pursuant to this Section 3(c) that have not vested prior to the termination of Employee's employment with Employer will be forfeited immediately upon the termination of employment for any reason, including death or disability. In the event of a "Change of Control" of Employer (as defined below), any unvested Vesting Options will become fully vested and exercisable immediately upon such Change of Control. As a condition to the grant of the Vesting Options pursuant to this Section 3(c)(ii), Employee shall be required to enter into a stock option agreement in the form as set forth as Exhibit B hereto.

                           (d)  Reimbursement.  Without  limiting the foregoing,
Employer shall reimburse Employee for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement. The term "business expenses" shall not include any item not at least partially deductible by Employer for federal income tax purposes. To obtain reimbursement, Employee shall submit to Employer receipts, bills,or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 10 business days of presentation by Employee of evidence of the expenses incurred.

                           (e) Fringe  Benefits.  Employee  shall be entitled to
participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by the Board of Directors and made available from time to time to executive employees of Employer generally during the term of Employee's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

                  4. Term of Employment.

                           (a)   Employment   Term.   The  term  of   Employee's
employment (the "Employment Term") hereunder shall commence on the date of this Agreement and shall continue until October 29, 1999 and from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then current term.

                           (b)   Termination   Under   Certain    Circumstances.
Notwithstanding anything to the contrary herein contained:

                                    (i) Death.  Employee's  employment  shall be
automatically terminated, without notice, effective upon the date of Employee's death;

                                    (ii) Disability. If Employee shall fail, for
a period of more than 90 consecutive days, or for 90 days within any 180 day period, to perform any of Employee's duties under this Agreement as the
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result of illness or other incapacity,  Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice;

                                    (iii)   Unilateral   Decision  of  Employer.
Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice;

                                    (iv)   Unilateral   Decision  by   Employee.
Employee may, at his option, upon notice to Employer, terminate Employee's employment effective on the date of that notice;

                                    (v) Termination  "For Cause".  Employer may,
at its option, upon notice to Employee, terminate Employee's employment "for cause" effective on the date of such notice if Employee engages in an act or acts involving a crime, moral turpitude, fraud, or dishonesty; or

                                    (vi) Change in Control. Employee may, at his
option, upon notice to Employer, terminate Employee's employment effective on the date of the notice in the event of a Change of Control of Employer.

                           (c)  Result  of  Termination.  In  the  event  of the
termination of Employee's employment pursuant to Section 5(b)(i),  (ii), (iv) or
(v) above, Employee shall receive no further compensation under this Agreement. In the event of the termination of Employee's employment pursuant to Section 5(b)(iii) above, Employee shall continue to receive Employee's fixed cash compensation for a period of six months following the date of such termination. In the event of termination of Employee's employment pursuant to Section 5(b)(vi) , Employer shall pay Employee his fixed salary for the balance of the then current term of Employee's employment under this Agreement as if such employment had not terminated.

                           (d) Change in Control.  The term  "Change in Control"
of Employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 that serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a current director or officer of Employer becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly of securities of Employer representing 15% or more of the combined voting power of Employer's then-outstanding securities, except that this provision shall not apply to any public or private offering of Employer's common stock nor shall this provision apply to an acquisition that has been approved by at least two-thirds of the members of the Board of Directors who are not affiliates or associates of such person or by at least 80% of the issued and outstanding shares of Employer's common stock beneficially owned by non-affiliates of such person; (ii) during the period of this Agreement, individuals who, at the beginning of such period, constituted the Board of Directors of Employer (the "Original Directors") cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved (an "Approved Director") by the unanimous vote of a Board of Directors constituted entirely of Original Directors and Approved Directors; (iii) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control Employer and such offer is consummated for the ownership of securities of Employer representing 20% or more of the combined voting power of Employer's then-outstanding voting securities; (iv) Employer is merged, consolidated, or enters into a reorganization transaction with another person and as the result of such merger, consolidation, or reorganization less than 75% of the outstanding equity securities of the surviving or resulting person shall then be owned in the aggregate by the former stockholders of Employer; or (v) Employer transfers substantially all of its assets to another person or entity that is not a wholly owned subsidiary of Employer; provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if such a Change of Control is a "Consented Change of Control." A "Consented Change of Control" is any transaction described in clauses (i),
(iii), (iv) or (v) of this Section 4(d) if such transaction has been unanimously approved by Employer's Board of Directors. Sales
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
of Employer's Common Stock beneficially owned or controlled by Employee shall not be considered in determining whether a Change in Control has occurred.

                  5. Competition and Confidential Information.

                           (a)   Interests   to  be   Protected.   The   parties
acknowledge that Employee will perform essential services for Employer during the term of Employee's employment with Employer. Employee will be exposed to, have access to, and be required to work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by and are valuable to Employer and that it will incur substantial expense in recruiting and training personnel if Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties also expressly recognize that it could seriously impair the goodwill and diminish the value of Employer's business should Employee compete with Employer in any manner whatsoever. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable, and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                           (b)  Non-Competition.  During the term of  Employee's
employment with Employer and for the period ending 12 months after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term "competitive business" shall mean any business that owns, operates, or franchises full-service casual dining establishments; and the term "Restricted Territory" shall mean any area in which Employer conducts its restaurant business during Employee's employment hereunder.

                           (c) Non-Solicitation of Employees. During the term of
Employee's employment and for a period of 12 months after the termination of Employee's employment with Employee, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or other entity, seek to hire or hire any of Employer's personnel or employees for the purpose of having such employee engage in services that are the same, similar, or related to the services that such employee provided for Employer.

                           (d) Confidential Information. Employee shall maintain
in  strict  secrecy  all  confidential  or  trade  secret  information,  whether patentable or not, relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any construction plans and drawings or other reproductions or materials of any kind; any trade secrets, knowledge, or information with respect to products and services provided, menu selection, site selection, the purchase or lease and use of equipment, fixtures, furnishings, signs, inventory, ingredients, and other products and materials required for or related to the development, operation, or franchising of its restaurants; any operating procedures, techniques, or know-how; any business methods or forms; any names, addresses, or data on suppliers; and any business policies or other information relating to or dealing with the purchasing, sales, advertising, promotional, or distribution policies or practices of Employer.

                           (e) Return of Books and Papers.  Upon the termination
of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all samples or demonstration models, catalogues, manuals, memoranda, drawings, formulae and specifications, and operating procedures; all cost, pricing,
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
and other financial data; all supplier information; all other written or printed materials that are the property of Employer (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Employer, which Employee may then have in his possession whether prepared by Employee or not.

                           (f)   Disclosure  of   Information.   Employee  shall
disclose promptly to Employer, or its nominee, any and all ideas, designs, processes and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer, or within six months thereafter.

                           (g)  Assignment.  Employee hereby assigns to Employer
or its nominee, the entire right, title, and interest in and to all inventions, discoveries, and improvements, whether patentable or not, that Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer. Whenever requested to do so by Employer, whether during the period of Employee's employment or thereafter, Employee shall execute any and all applications, assignments, and other instruments that Employer shall deem necessary or appropriate to apply for, obtain, or maintain Letters Patent of the United States or of any foreign country, or to protect otherwise the interest of Employer therein.

                           (h) Equitable Relief. In the event a violation of any
of the restrictions contained in this Section is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of Sections (b), (c), (f), or (g) of this Agreement, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                           (i)  Restrictions  Separable.  If  the  scope  of any
provision of this Section is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Section may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

                  6. Miscellaneous.

                           (a) Notices.  All  notices,  requests,  demands,  and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile transmission, 24 hours after transmitter's confirmation of the receipt of such transmission, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, or (iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                               (i) If to Employer:

                                   Main Street and Main Incorporated
                                   5050 North 40th Street, Suite 200
                                   Phoenix, Arizona 85018
                                   Attention: President
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                              (ii) If to Employee:

                                   Gerard T. Bisceglia
                                   5050 North 40th Street, Suite 200
                                   Phoenix, Arizona 85018

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                           (b) Indulgences; Waivers. Neither any failure nor any
delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                           (c) Controlling Law. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

                           (d)  Binding  Nature  of  Agreement,  Successors  and
Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place.

                           (e) Execution in Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                           (f)  Provisions  Separable.  The  provisions  of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (g) Entire  Agreement.  This  Agreement  contains the
entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           (h) Paragraph  Headings.  The  paragraph  headings in
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.

                                        MAIN STREET AND MAIN
                                        INCORPORATED


                                        By
                                          --------------------------------------
                                          John Antico



                                        ----------------------------------------
                                          Gerard T. Bisceglia
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